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                                                                       EXHIBIT 1

                                    AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Amendment No. 2 to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Medamicus, Inc. is being filed on behalf of each of the entities names below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: September 27, 2000         PYRAMID TRADING LIMITED PARTNERSHIP
                                 BY OAKMONT INVESTMENTS, LLC ITS GENERAL PARTNER


                                 BY   /S/ Daniel Asher
                                      -----------------------------------------
                                          Daniel Asher,
                                          Manager, Oakmont Investments, LLC


                                 OAKMONT INVESTMENTS, LLC



                                 BY   /S/ Daniel Asher
                                      -----------------------------------------
                                          Daniel Asher, Manager

                                 /s/ Daniel Asher
                                 ----------------------------------------------
                                 DANIEL ASHER


                                 /s/ Gary Kohler
                                 ----------------------------------------------
                                 GARY KOHLER



                                 /s/ Andrew Redleaf
                                 ----------------------------------------------
                                 ANDREW REDLEAF